EXHIBIT 16.1

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd - Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

December 11, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated December 11, 2013, of TOA Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Messineo & Co. CPAs LLC
Clearwater, Florida
December 11, 2013